EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Fourth Quarter and the Fiscal Year Ended June 30, 2016

SUNNYVALE, Calif., Aug. 10, 2016 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ:AOSL), today reported financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2016.

The results for the fiscal fourth quarter of 2016 ended June 30, 2016 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Revenue	$91.4	$83.0	$81.5
Gross Margin	21.3%	19.7%	17.6%
Operating Income (Loss)	$2.6	$(0.2)	$(2.1)
Net Income (Loss) attributable to AOS	$1.9	$(1.3)	$(2.9)
Income (Loss) Per Share attributable to AOS - Diluted	$0.08	$(0.06)	$(0.11)

Our non-GAAP measures exclude the effect of share-based compensation expenses in each of the periods presented, joint venture related costs in the quarter ended June 30, 2016 and March 31, 2016, and impairment of long-lived assets in the quarter ended December 31, 2015.  The results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)
	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Revenue	$91.4	$83.0	$81.5
Gross Margin	21.5%	19.9%	17.8%
Operating Income (Loss)	$4.1	$1.2	$(0.9)
Net Income (Loss) attributable to AOS	$3.3	$0.1	$(1.8)
Income (Loss) Per Share attributable to AOS - Diluted	$0.14	$—	$(0.07)

"AOS closed the fiscal year 2016 on a positive note as we delivered both top and bottom lines above the high end of our guidance range for the June quarter," said Dr. Mike Chang, the chairman and CEO of the company. "We were able to achieve a Non-GAAP profit of 9 cents for the full fiscal year from a loss of 12 cents a year ago, which is a testament to the high operating leverage of our business model.  I am pleased to see that our multi-year recovery plan is starting to materialize, which is attributable to the hard work, dedication and commitment by all of our employees.  As we continue to ramp up new products and win key design activities, I remain confident that we can successfully complete our plan by delivering meaningful revenue growth and profitability."

The results for the fiscal year ended June 30, 2016 were as follows:

  Revenue was $335.7 million, an increase of 2.4% from $327.9 million for the prior year.

  GAAP gross margin was 19.6%, compared to 18.4% for the prior year.  Non-GAAP gross margin was 19.8%, compared to 18.6% for the prior year.

  GAAP operating income was $1.5 million, compared to operating loss of $4.2 million for the prior year.  Non-GAAP operating income was $6.7 million, compared to $0.3 million for the prior year.

  GAAP net loss attributable to AOS was $2.9 million, compared to net loss attributable to AOS of $7.8 million for the prior year.  Non-GAAP net income attributable to AOS was $2.1 million, compared to non-GAAP net loss attributable to AOS of $3.3 million for the prior year.

  GAAP diluted loss per share attributable to AOS was $0.13 compared to diluted loss per share attributable to AOS of $0.29 for the prior year.  Non-GAAP diluted income per share attributable to AOS was $0.09 compared to non-GAAP diluted loss attributable to AOS of $0.12 for the prior year.

On a non-GAAP basis excluding the effect of share-based compensation expenses in each of the periods presented, joint venture related costs in the quarter ended June 30, 2016 and March 31, 2016, and impairment of long-lived assets in the quarter ended December 31, 2015, the results were as set forth in the attached schedules (see detailed reconciliation included at the end of this press release).

Business Outlook for Fiscal Q1 Ending September 30, 2016

The following forward-looking statements are based on management's current expectations and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $93 million and $97 million.

  GAAP gross margin is expected to be in the range of 21.5% plus or minus 1%.

  GAAP operating expenses are expected to be in the range of $18 million plus or minus $1 million, including $0.8 million expenses related to Chongqing joint venture.

  Tax expense is expected to be approximately $1.2 million to $1.4 million.

  Loss attributable to non-controlling interest is expected to be around $0.4 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.3 million to $1.4 million.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal fourth quarter and the fiscal year ended June 30, 2016 today, August 10, 2016 at 2:00 p.m. PT / 5:00 p.m. ET.  To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance.  These forward looking statements include, without limitation, statements relating to the expected new product cycle, projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), and share-based compensation expenses, expectation with respect to improvement in profit, our recovery progress and competitive position, our ability and strategy to develop new products, expand our sales, design wins, revenue and profitability, growth in revenue and market share, seasonality fluctuation in customer demand, the execution of our business plan, and other information under the section entitled “Business Outlook for Fiscal Q1 Ending September 30, 2016”.  Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, our ability to successfully operate our joint venture in China, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 to be filed by AOS.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements.  Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  You should not place undue reliance on these forward-looking statements.  All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income (loss), net income (loss) and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses, joint venture related costs, and impairment of long-lived assets. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income (loss), does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions.  AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment.  For more information, please visit http://www.aosmd.com.  For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following unaudited consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Revenue	$91,410	$82,987	$81,472	$335,661	$327,935
Cost of goods sold	71,940	66,668	67,156	269,839	267,453
Gross profit	19,470	16,319	14,316	65,822	60,482
Gross margin	21.3%	19.7%	17.6%	19.6%	18.4%

Operating expenses:
Research and development	6,977	6,924	6,920	26,006	27,075
Selling, general and administrative	9,939	9,566	9,501	37,874	37,625
Impairment of long-lived assets	—	—	—	432	—
Total operating expenses	16,916	16,490	16,421	64,312	64,700
Operating income (loss)	2,554	(171)	(2,105)	1,510	(4,218)

Interest income and other income (loss), net	(163)	132	275	(498)	533
Interest expense	(1)	(5)	(24)	(23)	(181)
Income (loss) before income taxes	2,390	(44)	(1,854)	989	(3,866)

Income tax expense	573	1,219	1,071	4,021	3,897
Net income (loss) including noncontrolling interest	1,817	(1,263)	(2,925)	(3,032)	(7,763)
Net loss attributable to noncontrolling interest	(104)	—	—	(104)	—
Net income (loss) attributable to Alpha and Omega Semiconductor Limited	$1,921	$(1,263)	$(2,925)	$(2,928)	$(7,763)

Net income (loss) per common share attributable to Alpha and Omega Semiconductor Limited
Basic	$0.08	$(0.06)	$(0.11)	$(0.13)	$(0.29)
Diluted	$0.08	$(0.06)	$(0.11)	$(0.13)	$(0.29)

Weighted average number of common share attributable to Alpha and Omega Semiconductor Limited used to compute net income (loss) per share:
Basic	22,608	22,232	26,307	22,452	26,429
Diluted	23,630	22,232	26,307	22,452	26,429

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)

	June 30, 2016	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$87,774	$106,085
Restricted cash	188	368
Accounts receivable, net	26,594	38,781
Inventories	68,848	64,175
Other current assets	4,526	4,279
Total current assets	187,930	213,688
Property, plant and equipment, net	116,084	119,579
Deferred income tax assets - long term	12,132	12,340
Other long-term assets	2,359	2,297
Total assets	$318,505	$347,904
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$42,718	$44,083
Accrued liabilities	22,590	19,225
Income taxes payable	2,356	1,372
Deferred margin	997	716
Capital leases	819	941
Total current liabilities	69,480	66,337
Income taxes payable - long term	1,577	1,601
Deferred income tax liabilities	2,973	2,310
Other long term liabilities	2,436	1,017
Total liabilities	76,466	71,265
Equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at June 30, 2016 and 2015	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 28,405 shares and 22,753 shares at June 30, 2016 and 27,314 shares and 26,316 shares at June 30, 2015	57	55
Treasury shares at cost; 5,651 shares at June 30, 2016 and 998 shares at June 30, 2015	(50,199)	(8,593)
Additional paid-in capital	191,444	181,040
Accumulated other comprehensive income	769	905
Retained earnings	100,071	103,232
Total Alpha and Omega Semiconductor Limited shareholders’ equity	242,142	276,639
Noncontrolling interest	(103)	—
Total equity	242,039	276,639
Total liabilities and equity	$318,505	$347,904

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Fiscal Year Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

GAAP gross profit	$19,470	$16,319	$14,316	$65,822	$60,482
Share-based compensation	161	187	174	636	669
Non-GAAP gross profit	$19,631	$16,506	$14,490	$66,458	$61,151
Non-GAAP gross margin as a % of revenue	21.5%	19.9%	17.8%	19.8%	18.6%

GAAP operating income (loss)	$2,554	$(171)	$(2,105)	$1,510	$(4,218)
Share-based compensation	1,266	1,173	1,171	4,313	4,490
Joint venture related costs	241	180	—	421	—
Impairment of long-lived assets	—	—	—	432	—
Non-GAAP operating income (loss)	$4,061	$1,182	$(934)	$6,676	$272
Non-GAAP operating income (loss) as a % of revenue	4.4%	1.4%	(1.1)%	2.0%	0.1%

GAAP net income (loss) attributable to AOS	$1,921	$(1,263)	$(2,925)	$(2,928)	$(7,763)
Share-based compensation	1,266	1,173	1,171	4,313	4,490
Joint venture related costs	137	180	—	317	—
Impairment of long-lived assets	—	—	—	432	—
Non-GAAP net income (loss) attributable to AOS	$3,324	$90	$(1,754)	$2,134	$(3,273)
Non-GAAP net income (loss) attributable to AOS as a % of revenue	3.6%	0.1%	(2.2)%	0.6%	(1.0)%

GAAP net income (loss) attributable to AOS	$1,921	$(1,263)	$(2,925)	$(2,928)	$(7,763)
Share-based compensation	1,266	1,173	1,171	4,313	4,490
Amortization and depreciation	6,599	6,927	6,741	27,303	27,547
Interest expense (income), net	(13)	(5)	10	(21)	75
Income tax expense	573	1,219	1,071	4,021	3,897
EBITDA	$10,346	$8,051	$6,068	$32,688	$28,246

GAAP diluted net income(loss) per share attributable to AOS	$0.08	$(0.06)	$(0.11)	$(0.13)	$(0.29)
Share-based compensation	0.05	0.05	0.04	0.19	0.17
Joint venture related costs	0.01	0.01	—	0.01	—
Impairment of long-lived assets	—	—	—	0.02	—
Non-GAAP diluted net income (loss) per share attributable to AOS	$0.14	$—	$(0.07)	$0.09	$(0.12)

Shares used to compute basic per share	22,608	22,232	26,307	22,452	26,429
Shares used to compute dilute per share	23,630	22,944	26,307	23,114	26,429

CONTACT: Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com